UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2022 (May 27, 2022)

Global Business Travel Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor

New York, NY 10017
(Address of principal executive offices) (Zip Code)

(212) 679-1600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GBTG.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Unless the context otherwise requires, “we,” “us,” “our,” “PubCo” and the “Company” refer to Global Business Travel Group, Inc., a Delaware corporation, and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “APSG” refer to Apollo Strategic Growth Capital, a blank check company incorporated as a Cayman Islands exempted company, prior to the Closing, references to “Legacy GBT” refer to GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey, prior to the Closing, and references to “GBT” refer to GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey, following the Closing.

On May 25, 2022, APSG held an extraordinary general meeting of its shareholders (the “Shareholder Meeting”), at which the APSG shareholders considered and adopted, among other matters, a proposal to approve the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement (the “Business Combination Agreement”), by and between APSG and Legacy GBT. Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, following the Shareholder Meeting, on May 27, 2022 (the “Closing Date”), the Business Combination was consummated (the “Closing”). Upon the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), Legacy GBT became a direct subsidiary of APSG, with APSG being re-domesticated as a Delaware corporation and renamed “Global Business Travel Group, Inc.” and conducting its business through GBT in an umbrella partnership-C corporation structure (an “Up-C Structure”).

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription and Distribution Agreements

At the Closing, PubCo and GBT entered into a Class B Common Stock Subscription Agreement (the “PubCo Class B Common Stock Subscription Agreement”) and a Subscribed Ordinary Shares Subscription Agreement (the “PubCo Subscribed Ordinary Shares Subscription Agreement”).

Pursuant to the PubCo Class B Common Stock Subscription Agreement, PubCo issued and sold to GBT, and GBT subscribed for and purchased from PubCo, a number of shares of PubCo class B common stock, par value $0.0001 per share (the “Class B Common Stock”) equal to the total number of B Ordinary Shares of GBT (the “B Ordinary Shares”) issued in connection with the Business Combination Agreement, and GBT paid to PubCo the amount which equals the product of (a) $0.0001 per share and (b) the aggregate number of shares of Class B Common Stock subscribed for by GBT at the Closing in accordance with the Business Combination Agreement (the “GBT Subscription”).

Pursuant to the PubCo Subscribed Ordinary Shares Subscription Agreement, GBT issued and sold to PubCo, and PubCo subscribed for and purchased from GBT, (i) a number of shares of A Ordinary Shares of GBT (the “A Ordinary Shares”) equal to the number of shares of PubCo class A common stock, par value $0.0001 per share (the “Class A Common Stock”) outstanding after giving effect to the transactions contemplated by the Business Combination and the related transactions and (ii) a Z ordinary share of GBT, and PubCo paid GBT the PubCo Subscribed Ordinary Shares Purchase Price (as such term is defined in the Business Combination Agreement).

In addition, GBT, Juweel Investors (SPC) Limited (a successor entity of Juweel Investors Limited), a resident of Cayman Islands (“Juweel”), EG Corporate Travel Holdings LLC, a Delaware limited liability company (“Expedia”), American Express Travel Holdings Netherlands Coöperatief U.A., a cooperative organized under the laws of the Netherlands (“Amex HoldCo” and, together with Juweel and Expedia, the “Continuing JerseyCo Owners”) entered into an PubCo Class B Common Stock Distribution Agreement (the “PubCo Class B Common Stock Distribution Agreement”). Pursuant to the PubCo Class B Common Stock Distribution Agreement, following the GBT Subscription, GBT distributed to the Continuing JerseyCo Owners, and each Continuing JerseyCo Owner accepted from GBT, the shares of Class B Common Stock that GBT acquired in connection with the PubCo Class B Common Stock Subscription Agreement, in partial consideration for the redemption and cancellation of the GBT ordinary shares held by the Continuing JerseyCo Owners.

The foregoing descriptions of the PubCo Class B Common Stock Subscription Agreement, the PubCo Subscribed Ordinary Shares Subscription Agreement and the PubCo Class B Common Stock Distribution Agreement do not purport to be complete and is qualified in its entirety by the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Registration Rights Agreement

At the Closing, PubCo, APSG Sponsor, L.P., a Cayman Islands limited partnership (the “Sponsor”), certain members of the APSG board of directors and management (the “Insiders”) and the Continuing JerseyCo Owners entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, PubCo agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A Common Stock and other equity securities of PubCo that are held by the holders party to the Registration Rights Agreement from time to time. Pursuant to the Registration Rights Agreement, PubCo will be required to submit or file with the U.S. Securities and Exchange Commission (the “SEC”), within 30 calendar days after the Closing, a shelf registration statement covering the issuance and the resale of all such registrable securities on a delayed or continuous basis, and to use its commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 90 calendar days if the SEC notifies PubCo that it will “review” the shelf registration statement) after the filing thereof and (ii) the 10th business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the shelf registration statement will not be “reviewed” or will not be subject to further review.

When an effective shelf registration statement is on file with the SEC, the Sponsor and the Insiders may collectively demand not more than one underwritten shelf takedown per fiscal quarter and each Continuing JerseyCo Owner may demand not more than one underwritten shelf takedown per fiscal quarter, in each case, subject to certain customary limitations set forth in the Registration Rights Agreement, including the right of the underwriters to limit the number of securities to be included in an underwritten offering and PubCo’s right to delay or withdraw a registration statement under certain circumstances. The holders party to the Registration Rights Agreement are also entitled to certain piggyback registration rights and indemnification rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Exchange Agreement

At the Closing, PubCo, GBT and the Continuing JerseyCo Owners entered into an Exchange Agreement (the “Exchange Agreement”), giving the Continuing JerseyCo Owners (or certain permitted transferees thereof) the right, on the terms and subject to the conditions thereof, to exchange their B Ordinary Shares of GBT (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions, or, in certain limited circumstances, at the option of the exchange committee (the “Exchange Committee”) designated in the Exchange Agreement, for cash (based on the dollar volume-weighted average price (the “VWAP”) of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date).

In addition, to preserve the contemplated Up-C Structure, the Exchange Agreement provides that PubCo and GBT will take (or, in some cases, forbear from taking) various actions, as necessary to maintain a one-to-one ratio between the number of issued and outstanding (x) Class A Common Stock (and equivalents) and the A Ordinary Shares and (y) Class B Common Stock and the B Ordinary Shares. For example, if PubCo issues or sells additional shares of Class A Common Stock, PubCo will contribute the net proceeds of such issuance or sale to GBT, and GBT will issue to PubCo an equal number of A Ordinary Shares. Similarly, the Exchange Agreement provides neither PubCo nor GBT may effect any subdivision or combination of any of its equity securities unless the other effects an identical subdivision or combination of the corresponding class of its equity securities. As the Continuing JerseyCo Owners (or certain permitted transferees thereof) exchange B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock or cash, the number of A Ordinary Shares held by PubCo will be correspondingly increased, and a corresponding number of shares of Class B Common Stock will be cancelled.

PubCo, acting through the Exchange Committee, may limit or restrict such exchanges if the Exchange Committee determines that such limitations or restrictions are necessary to avoid a violation of applicable law or GBT being classified as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

New Shareholders Agreement

At the Closing, PubCo, GBT and the Continuing JerseyCo Owners entered into a Shareholders Agreement (the “New Shareholders Agreement”). The New Shareholders Agreement sets forth various restrictions, limitations and other terms concerning the transfer of equity securities of PubCo and GBT by the parties thereto (other than, in most circumstances, the A Ordinary Shares). Among other matters, and subject to certain terms, conditions and exceptions, the New Shareholders Agreement prohibits each Continuing JerseyCo Owner, severally and not jointly, from effecting transfers of such equity securities to certain specified restricted persons, as well as transfers that would violate applicable securities laws or cause GBT to be treated other than as a pass-through entity for U.S. federal income tax purposes.

The New Shareholders Agreement specifies the initial composition of the board of directors of PubCo (the “PubCo Board”), effective immediately upon the Closing. PubCo agreed with each Continuing JerseyCo Owner (on a several basis), following the Closing, to take all necessary action within its control to cause the PubCo Board to have 11 directors, consisting of the Chief Executive Officer, two Amex HoldCo nominees, two Juweel nominees, one Expedia nominee, one Sponsor nominee, and, for so long as the director designated by the Sponsor is serving on the PubCo Board, four independent nominees, nominated by the PubCo Board’s nominating and governance committee, and, following the conclusion of the Sponsor designee’s service on the PubCo Board, five such independent nominees. If Amex HoldCo or Juweel ceases to own at least 15% of PubCo’s issued shares, it will thereafter have the right (on a several basis) to nominate only one director, and if any Continuing JerseyCo Owner ceases to own at least 5% of PubCo’s issued shares, it will thereafter have no right to nominate a director, except that Amex HoldCo will continue to have the right (on a several basis) to nominate a director for so long as PubCo is a “controlled entity” under the Bank Holding Company Act of 1956 (the “BHC Act”).

The New Shareholders Agreement will also require (subject to certain specified conditions and exceptions including those described below) the approval of each Continuing JerseyCo Owner for PubCo or its subsidiaries to take certain actions, including:

•	Other than in accordance with the PubCo Delaware Certificate or pursuant to an issuer tender offer or share repurchase program that, in each case, was approved by the PubCo Board, the redemption, cancellation or repayment of any equity securities of PubCo or GBT, other than on a pro rata basis from all shareholders;

•	Dividends or distributions, other than on a pro rata basis;

•	Other than in accordance with the PubCo Delaware Certificate, any share exchanges, splits, combinations and similar actions with respect to one or more, but not all, classes or series of PubCo or GBT shares;

•	Amendments to GBT’s organizational documents that relate specifically and solely to rights, priorities and privileges of the B Ordinary Shares or the C ordinary shares of GBT (the “C Ordinary Shares”), as applicable, or have a disproportionate adverse effect on such shares as compared to any other class or series of shares, and do not require a separate class vote of the holders of such shares; or

•	Any agreement or commitment to do any of the foregoing.

In general, the foregoing approval right of a Continuing JerseyCo Owner will terminate if the such Continuing JerseyCo Owner ceases to own at least 10% of the issued Common Stock of PubCo (“Common Stock”); however, an amendment to GBT’s organizational documents of the type described in the fourth bullet in the preceding sentence will require the approval of any Continuing JerseyCo Owner to which such amendment is materially adverse, regardless of such Continuing JerseyCo Owner’s percentage interest of Common Stock. The foregoing approval rights do not apply to actions that PubCo or GBT undertake to effect an exchange pursuant to the Exchange Agreement, actions that they are otherwise authorized to undertake pursuant to the Exchange Agreement.

In addition, provided Amex HoldCo. continues to own 25% of PubCo’s issued stock, Amex HoldCo has approval rights with regard to a certain specified internal corporate transactions and other actions or inactions that would result in consolidation of PubCo or GBT with American Express Company and its consolidated subsidiaries (“American Express”) and/or its affiliates or result in PubCo or GBT becoming a “variable interest entity” under Accounting Standard Codification 810 - Consolidation.

Each Continuing JerseyCo Owner will appoint PubCo as its attorney-in-fact to, among other things, execute (x) written resolutions in their capacities as holders of B Ordinary Shares and C Ordinary Shares, as applicable, and (y) instruments appointing PubCo as their proxy to vote such shares, in each case on all such matters as to which a vote or written resolution of the holders of such shares is required by law, other than matters that relate specifically and solely to the rights, priorities and privileges of the B Ordinary Shares or the C Ordinary Shares, as applicable, or matters that have a disproportionate adverse effect on the B Ordinary Shares or the C Ordinary Shares, as applicable, as compared to any other class or series.

At the Closing, PubCo became a holding company whose principal asset is the A Ordinary Shares. As such, PubCo has no independent means of generating revenue or operating cash flows. GBT is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to U.S. federal income tax. Instead, taxable income will be allocated to holders of GBT capital stock, including PubCo. Accordingly, PubCo will incur income taxes on its allocable share of any net taxable income of GBT and will also incur taxes and other expenses incidental to its functions as a public company.

Pursuant to the New Shareholders Agreement, GBT will make pro rata cash distributions to GBT’s shareholders, including PubCo, in amounts intended to be sufficient to enable PubCo to satisfy its liabilities for taxes, as reasonably determined by the PubCo Board. GBT will be required to make tax distributions pro rata in accordance with ownership of GBT capital stock.

In addition to tax expenses, PubCo will incur other expenses incidental to its functions as a public company, which could be significant. The New Shareholders Agreement requires GBT to pay or reimburse (or to cause one or more of its subsidiaries to pay or reimburse) such non-tax expenses (without making corresponding ratable distributions to GBT’s other shareholders). However, GBT’s ability to make such distributions and pay or reimburse such expenses may be subject to various limitations and restrictions, including but not limited to, restrictions in debt documents and the applicable provisions of Jersey law including, but not limited to, the obligation of the GBT Board to declare a 12-month forward-looking cash flow solvency statement in accordance with the Companies (Jersey) Law 1991, prior to the declaration of a distribution. Subsidiaries of GBT are also generally subject to similar or other types of legal limitations on their ability to make distributions that would have the effect of rendering them insolvent.

Under the New Shareholders Agreement, for as long as American Express “controls” PubCo under the BHC Act, PubCo must provide prior notice to Amex HoldCo before it and its subsidiaries may engage in certain new activities, investments and acquisitions, subject to exceptions for certain pre-approved new products and services, and Amex HoldCo may veto such new activities, investments and acquisitions if, after cooperating with PubCo for a period of time to reach a mutually agreeable solution, Amex HoldCo reasonably concludes that such new activities, investments and acquisitions would have an adverse effect on Amex HoldCo’s regulatory status under applicable banking laws.

The New Shareholders Agreement permits American Express to take, or require PubCo to take (in American Express’s sole discretion), certain actions to terminate its deemed “control” of PubCo under the BHC Act upon the occurrence of any of the “Amex Exit Conditions” specified in the New Shareholders Agreement.

If an Amex Exit Condition occurs, American Express may exercise any of the following remedies to terminate its deemed “control” of PubCo for purposes of the BHC Act:

•	Require PubCo to issue to American Express in exchange for its shares of Class A Common Stock and/or Class B Common Stock, as the case may be, an equal number of shares of PubCo Class A-1 Preferred Stock, par value $0.00001 per share (“Class A-1 Preferred Stock”) and PubCo Class B-1 Preferred Stock, par value $0.00001 per share (“Class B-1 Preferred Stock”), respectively, which are non-voting;

•	Exercise demand registration rights under the Registration Rights Agreement without regard to most restrictions and limitations on the exercise of demand registration rights thereunder; or have no obligation to renew such co-brands or support any future co-brands once the amended and restated trademark license agreement is terminated).

•	Transfer some or all of its shares of PubCo or GBT without regard to most transfer restrictions and limitations that would otherwise apply in connection with a transfer of such shares.

If an Amex Exit Condition occurs and American Express is required to or chooses to terminate its deemed “control” of PubCo under the BHC Act, American Express will have the sole right to determine what approach or option to take to achieve a decontrol position, subject to a requirement to use commercially reasonable efforts and consult with PubCo in good faith to minimize costs and maximize tax efficiency for both American Express and PubCo. In addition, if PubCo makes a “PubCo Election” (as defined in the New Shareholders Agreement), Amex HoldCo may, at its option, terminate the amended and restated trademark license agreement between GBT Travel Services UK Limited, a private company with limited liability organized under the laws of the England and Wales (“GBT UK”) (and certain of its affiliates) and American Express, subject to the two-year transition period set forth therein (including termination of the “Payment Provider Obligations” referred to in the amended and restated trademark license agreement and the American Express exclusivity obligations to PubCo and its affiliates and Pubco’s and its affiliates’ other exclusivity obligations to American Express under the operating agreements between GBT UK (and its affiliates, where applicable) and American Express; provided, however, that PubCo’s co-brand obligations with respect to the existing co-brands will continue on their current terms until the existing termination dates of such agreements; provided, further, that PubCo and its affiliates will have no obligation to renew such co-brands or support any future co-brands once the amended and restated trademark license agreement is terminated).

The foregoing description of the New Shareholders Agreement does not purport to be complete and is qualified in its entirety by the full text of the New Shareholders Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Sponsor Side Letter Amendment

As previously disclosed, in connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, the Insiders, APSG and Legacy GBT entered into a side letter (the “Sponsor Side Letter”) which, among other things, contain certain restrictions on the transfer by the Sponsor and the Insiders with respect to the Class A Common Stock issued to each of them at the Closing. The Sponsor and the Insiders are not permitted to transfer their Class A Common Stock, subject to certain permitted exceptions, until the earlier to occur of (a) one year following the Closing and (b) the date which the VWAP of Class A Common Stock exceeds $12.00 per share for any 20 trading days within a period of 30 consecutive trading days.

In connection with the Closing, APSG, Legacy GBT, Sponsor and certain of its insiders entered into an amendment to the Sponsor Side Letter (the “Sponsor Side Letter Amendment”), to subject an additional approximately 10% of Sponsor’s Class A Common Stock that would have immediately vested at the Closing to a vesting condition that the VWAP of the Company's Class A common stock exceeds $12.50 for any 20 trading days in a period of 30 consecutive trading days within five years of Closing.

After giving effect to the Sponsor Side Letter Amendment, 12,268,186 of the Class A Common Stock issued to Sponsor at the Closing (such shares, which for the avoidance of doubt do not include any shares of Class A Common Stock issued to Sponsor in connection with the PIPE Investment (as defined below) or any Syndicate Shares (as defined in the Proxy Statement/Prospectus), the “Sponsor Shares”) immediately vested without restrictions and 8,077,064 of the Sponsor Shares were deemed unvested subject to certain triggering events to occur within five years following the Closing (the “Sponsor Side Letter Vesting Period”). If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A Common Stock is greater than or equal to $12.50 for any 20 trading days within a period of 30 consecutive trading days, 4,720,098 of the unvested Sponsor Shares will vest. If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A Common Stock is greater than or equal to $15.00 for any 20 trading days within a period of 30 consecutive trading days the remaining 3,356,966 of the unvested Sponsor Shares will vest. To the extent that either of the aforementioned triggering events do not occur within the Sponsor Side Letter Vesting Period, such Sponsor Shares will be forfeited to and terminated by PubCo. For the avoidance of doubt, any Class A Common Stock purchased by the Sponsor in connection with the PIPE Investment will not be subject to the vesting or transfer restrictions described above.

The registered holder(s) of the unvested Sponsor Shares continue to be entitled to all of the rights of ownership thereof, including the right to vote and receive dividends and other distributions in respect thereof. The number of shares and the price targets listed above will be equitably adjusted for stock splits, reverse stock splits, dividends (cash or stock), reorganizations, recapitalizations, reclassifications, combinations or other like changes or transactions with respect to the Class A Common Stock occurring after the Closing.

The foregoing description of the Sponsor Side Letter Amendment does not purport to be complete and is qualified in its entirety by the full text of the Sponsor Side Letter Amendment, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

PubCo 2022 Equity Incentive Plan

At the Shareholder Meeting, the APSG shareholders approved the Global Business Travel Group, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan was previously approved, subject to shareholder approval, by the APSG board of directors.

47,870,291 total shares (the “2022 Plan Reserve”) are available for issuance pursuant to awards granted under the 2022 Plan, which is also the maximum number of shares that may be issued in respect of incentive stock options. The 2022 Plan Reserve will also be increased by the number of shares underlying the portion of an award granted under the PubCo MIP (as defined below) that is cancelled, terminated or forfeited or lapses after the effective date of the 2022 Plan. Shares issued by us in connection with the assumption or substitution of outstanding grants or under certain stockholder approved plans from an acquired company will not reduce the number of shares available for awards under the 2022 Plan. Shares underlying the portion of an award that is forfeited or otherwise terminated for any reason whatsoever, in any case, without the issuance of shares, will be added back to the number of shares available for grant under the 2022 Plan.

Under the 2022 Plan, no non-employee director may be paid, issued, or granted in any one calendar year, compensation exceeding $750,000 in the aggregate. Shares issued under the 2022 Plan may, at the election of the PubCo Board, be (i) authorized but previously unissued shares or (ii) shares previously issued and outstanding and reacquired by PubCo.

The 2022 Plan is described in greater detail in the proxy statement/prospectus included in APSG’s Registration on Form S-4 (File No. 333-261820) (the “Proxy Statement/Prospectus”) in the section titled “The Equity Incentive Plan Proposal” which information is incorporated herein by refence. That summary and the foregoing description of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2022 Plan, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

PubCo Employee Stock Purchase Plan

At the Shareholder Meeting, the APSG shareholders approved the Global Business Travel Group, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to shareholder approval, by the APSG board of directors.

11,068,989 total shares (the “ESPP Cap”) are initially available for purchase under the ESPP. On January 1 of each year during which the ESPP is in effect, commencing on January 1, 2023, the number of shares available for purchase under the ESPP will be automatically increased by the lesser of (x) the ESPP Cap, (y) 1% of the number of shares of all common stock outstanding as of the immediately preceding December 31 (calculated on a fully diluted basis, including derivative securities of PubCo and securities of GBT that may become convertible for equity securities of PubCo), and (z) such lesser number of shares as the PubCo Board may determine, in each case, subject to equitable adjustment to reflect certain corporate events. Shares issued under the ESPP may be shares already outstanding or newly issued or treasury shares. Notwithstanding the foregoing or anything contained in the ESPP to the contrary, not more than 12% of the fully diluted number of shares of all classes of PubCo (including derivative securities of PubCo and securities of GBT that may become convertible into shares of PubCo), measured immediately after the Closing (post-money and post-conversion) may be issued under the portion of the ESPP that is intended to be qualified under Section 423 of the Code, and not more than 12% of the fully diluted number of shares of all classes of PubCo (including derivative securities of PubCo and securities of GBT that may become convertible into shares of PubCo), measured immediately after the Closing (post-money and post-conversion) may be issued under the portion of the ESPP that is not intended to be qualified under Section 423 of the Code.

The ESPP is described in greater detail in the Proxy Statement/Prospectus in the section titled “The ESPP Proposal” beginning on page 229. That summary and the foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the text of the ESPP, which is filed as Exhibit 10.9 hereto and incorporated herein by reference.

Commercial Arrangements with American Express

In June 2014, in connection with, and as part of, the formation of a joint venture (the “JV”) comprising the Legacy GBT operations established by American Express in June 2014 with a predecessor of Juweel, which represents a group of institutional investors led by an affiliate of Certares Management LLC, GBT US LLC, a wholly-owned subsidiary of Legacy GBT, entered into a trademark license agreement (the “Trademark License Agreement”) with American Express pursuant to which GBT US LLC was granted a license for GBT US, GBT III B.V., a private company with limited liability organized under the laws of the Netherlands (“GBT III B.V.”), all wholly-owned subsidiaries of GBT III B.V. and other permitted sublicensees to license the American Express trademarks used in the American Express Global Business Travel and American Express Meetings & Events brands for business travel, business consulting and meetings and events businesses on an exclusive and worldwide basis.

Before the consummation of the Business Combination, on May 27, 2022, the parties amended and restated the Trademark License Agreement (the “A&R Trademark License Agreement”) to grant GBT Travel Services UK Limited (“GBT UK”) a long-term, 11-year license (unless earlier terminated or extended) pursuant to which GBT UK, all wholly owned operating subsidiaries of PubCo and other permitted sublicensees will continue to license the American Express trademarks used in the American Express Global Business Travel brand, transition the American Express Meetings & Events brand to the American Express GBT Meetings & Events brand, and license the American Express trademarks used in the American Express GBT Meetings & Events brand for business travel, meetings and events, business consulting and other services related to business travel (“Business Travel Services”). The A&R Trademark License Agreement also provides PubCo the flexibility to operate non-Business Travel Services businesses under brands that do not use any trademarks owned by American Express, subject to BHC Act permissibility and other requirements.

In June 2014, in connection with, and as part of, the formation of the JV, GBT III B.V. entered into a series of commercial arrangements on an arm’s-length basis with affiliates of American Express. These arrangements included, among other things, American Express’ oversight of certain legal compliance functions of GBT’s business, services in support of American Express’ consumer services and consumer travel businesses, including GBT’s support of certain American Express partnerships and the parties’ joint negotiation with travel suppliers, American Express card acceptance by GBT as an American Express card merchant, the strategic relationship between GBT and American Express’ corporate payments/commercial services business, including lead generation, joint client services and product development, and data sharing, the provision of business travel and meetings and events services by GBT to American Express, the provision of corporate payments services by American Express to GBT and participation in the American Express Membership Rewards Program for the provision of bonus points to qualifying GBT clients.

In anticipation of, and effective upon, the consummation of the Business Combination, the parties amended the terms of certain of these commercial arrangements (such agreements, as amended and collectively with the A&R Trademark License Agreement, the “Amended Amex Commercial Agreements”) by providing for the following:

•	GBT UK (including American Express-branded and non-American Express branded businesses of PubCo) continues to be committed to: (i) solely and exclusively offer, promote and market American Express payment product solutions to any current, future or potential client of PubCo; (ii) make available American Express products and services as the default and/or primary payment option when a client or its personnel use or otherwise select a payment method on GBT’s platform; (iii) solely and exclusively make available American Express payments products, including the American Express corporate card, to our own personnel; (iv) not directly or indirectly offer, promote, market or provide any scorecard or travel-related benefit to or through certain American Express competitors, third party travel agency or other third party, in each case as a card member benefit; and/or (v) not permit any consumer travel agency (other than American Express’ Travel and Lifestyle Services division) to use GBT’s travel volume as a means of obtaining any scorecard or travel-related benefit for purposes of providing such travel-related benefit, in each case as a card member benefit (such obligations in (i) through (v), collectively, the “GBT Exclusivity Obligations”). However, GBT may accept payments from other providers and may develop technical integration of products that support payments made via other payment providers.

•	American Express exclusively uses GBT as its business travel and meetings and events provider for so long as the GBT Exclusivity Obligations remain in place.

•	American Express exclusively submits business travel and meetings and events leads to GBT, but will not be foreclosed from receiving leads from any third party.

•	American Express is restricted from entering into any exclusive agreements or otherwise exclusively partnering with specified categories of GBT’s competitors for the development and delivery of Business Travel Services.

•	GBT continues to support certain pre-Closing American Express partnerships, renewals of those relationships, and certain new partnerships, each on mutually acceptable terms.

•	GBT and American Express collaborate on mutually beneficial growth opportunities on mutually beneficial terms, including the expansion of their global lead generation partnership and joint client value proposition and retention.

•	GBT continues to accept the American Express card as an American Express card merchant as long as the license of the American Express trademarks used in our brands is in effect.

The foregoing description of the Amended Amex Commercial Agreements does not purport to be complete and is qualified in its entirety by the full text of the Amended Amex Commercial Agreements, copies of which are attached hereto as Exhibits 10.27 through 10.30 and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, which is incorporated into this Section 2.01 by reference, on May 25, 2022, APSG held the Shareholder Meeting, at which the APSG shareholders considered and adopted, among other matters, a proposal to approve the Business Combination Agreement and the Transactions. On May 27, 2022, the parties consummated the Business Combination. In connection with the Closing, APSG changed its name from Apollo Strategic Growth Capital to Global Business Travel Group, Inc.

Holders of 77,514,764 shares of APSG’s public shares that were sold in the APSG’s initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from APSG’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination, which was approximately $776 million in the aggregate.

Pursuant to subscription agreements entered into in connection with the Business Combination Agreement (collectively, the “PIPE Subscription Agreements”), certain investors (the “PIPE Investors”) subscribed for an aggregate of 32,350,000 newly-issued shares of Class A Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $323.5 million (the “PIPE Investment”). At the Closing, the Company consummated the PIPE Investment. On the Closing date, one investor did not fund its $12.0 million committed amount under its PIPE Subscription Agreement.

After giving effect to the Transactions and the consummation of the PIPE Investment there are currently 56,945,033 shares of Class A Common Stock issued and outstanding, 394,448,481 shares of Class B Common Stock issued and outstanding, 36,535,801 stock options to purchase Class A Common Stock (“Pubco MIP Options”) issued and outstanding and 39,451,134 warrants to purchase Class A Common Stock (“PubCo Warrants”) issued and outstanding.

The Class A Common Stock and PubCo warrants commenced trading on The New York Stock Exchange (the “NYSE”) under the symbols “GBTG” and “GBTG.WS,” respectively, on May 31, 2022.

As noted above, an aggregate of $776 million was paid from the APSG’s trust account to holders that properly exercised their right to have public shares redeemed, and the remaining balance of approximately $42 million was released to the Company.

A description of the treatment of the equity of APSG and Legacy GBT prior to the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal – General Description of the Business Combination” on page 144, which is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as APSG was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward-looking statements.” Statements regarding the expectations regarding the combined business are “forward-looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “suggests,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	The expected benefits of the Business Combination;

•	the projected financial information, anticipated growth rate and market opportunity of PubCo;

•	GBT’s ability to maintain its existing relationships with customers and suppliers and to compete with existing and new competitors in existing and new markets and offerings;

•	various conflicts of interest that could arise among us, affiliates and investors;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

•	our directors and officers potentially having conflicts of interest with our business or in approving the Business Combination, as a result of which they would receive compensation;

•	intense competition and competitive pressures from other companies in the industry in which the combined company will operate;

•	factors relating to the business, operations and financial performance of GBT, including market conditions and global and economic factors beyond GBT’s control;

•	the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, the travel industry, travel trends and the global economy generally;

•	costs related to the Business Combination;

•	the sufficiency of GBT’s cash, cash equivalents and investments to meet its liquidity needs;

•	the global travel industry;

•	political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in person business meetings and demand for travel and GBT’s services);

•	the effect of legal, tax and regulatory changes.

The forward-looking statements contained in this Current Report on Form 8-K are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of Legacy GBT prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Business of GBT” beginning on page 263, and that information is incorporated herein by reference.

Risk Factors

The risk factors related to GBT’s business and operations and the Business Combination are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 60, and that information is incorporated herein by reference.

Financial Information

Reference is made to (a) the disclosure in the Proxy Statement/Prospectus in the sections titled “Selected Historical Consolidated and Combined Financial Information of GBT” beginning on page 53 and (b) the disclosure in item 9.01 of this Current Report on Form 8-K are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to (a) the disclosure contained in the Proxy Statement/Prospectus in the sections titled “APSG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 294 and “GBT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 298 and (b) the information contained in Management Discussion and Analysis of Financial Condition and Results of Operations of Legacy GBT as of and for the three months ended March 31, 2022, are attached hereto as Exhibit 99.2, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Qualitative and Quantitative Disclosures about Market Risk” on pages 297 and 320, which is incorporated herein by reference.

Properties

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Business of GBT – Facilities” on page 291, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of PubCo common stock as of the Closing Date by:

•	each person who is the beneficial owner of more than 5% of issued and outstanding shares of Class A Common Stock or Class B Common Stock;

•	each of PubCo’s current named executive officers and directors; and

•	all executive officers and directors of PubCo as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of PubCo common stock is based on 56,945,033 shares of Class A Common Stock and 394,448,481 shares of Class B Common Stock outstanding as of the Closing Date.

Unless otherwise indicated, PubCo believes that each person named in the table below has sole voting and investment power with respect to all shares of PubCo common stock beneficially owned by them.

	PubCo Class A Common Stock Beneficially Owned		PubCo Class B Common Stock Beneficially Owned(1)		Combined Total Voting Power
Name of Beneficial Owner(2)	Shares	Percent	Shares	Percent	Percent
Five Percent Holders
Juweel(3)	—	—	162,388,084	41.2%	36.0%
American Express Company(4)	—	—	157,786,199	40.0%	35.0%
Expedia(5)	—	—	74,274,198	18.8%	16.5%
APSG Sponsor, L.P.(6)	34,569,384	60.7%	—	—	7.7%
Marshall Wace LLP(7)	6,109,059	10.7%	—	—	1.4%
Empyrean Capital Overseas Master Fund, Ltd.(8)	4,696,981	8.2%	—	—	1.0%
Bank of Montreal(9)	4,144,754	7.3%	—	—	0.9%
PubCo Directors and Named Executive Officers					—
Paul Abbott	—	—	—	—	—
Andrew George Crawley	—	—	—	—	—
Michael Qualantone(10)	1,535,784	2.7%	—	—	0.3%
James P. Bush	—	—	—	—	—
Gloria Guevara Manzo	—	—	—	—	—
Eric Hart	—	—	—	—	—
Raymond Donald Joabar	—	—	—	—	—
Michael Gregory O'Hara	—	—	—	—	—
Richard Petrino	—	—	—	—	—
Mohammed Saif S.S. Al-Sowaidi	—	—	—	—	—
Itai Wallach	—	—	—	—	—
Susan Ward	—	—	—	—	—
Kathleen Winters	—	—	—	—	—
PubCo Directors and Executive Officers as a Group (20 Individuals)(10)	6,304,425	11.1%	—	—	1.4%

*	Less than 1%

(1)	The Continuing JerseyCo Owners (or certain permitted transferees thereof) have the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or, in certain limited circumstances, at the option of the Exchange Committee, for cash (based on the VWAP of the shares of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date); however, the beneficial ownership table assumes the ownership of the Continuing JerseyCo owners immediately following the Closing without giving effect to any such exchanges.

(2)	The business address of Itai Wallach is c/o Apollo Strategic Growth Capital, 9 West 57th Street, 43rd Floor New York, NY 10019. The business address of each director and executive officer of PubCo (other than Mr. Wallach) is c/o GBT JerseyCo Limited, 666 3rd Avenue, 4th Floor, New York, NY 10172.

(3)	Juweel is managed by its board of directors. The business address of Juweel is 350 Madison Avenue, 8th Floor, New York, NY 10017.

(4)	Consists of securities held of record by American Express Travel Holdings Netherlands Coöperatief U.A., an indirect, wholly-owned subsidiary of American Express. The principal business address of this entity is 200 Vesey Street, New York, NY 10285.

(5)	Expedia is a direct, wholly-owned subsidiary of Expedia Group, Inc. The business address of such parties is 1111 Expedia Group Way W., Seattle, Washington 98119.

(6)	Numbers and percentages include 12,224,134 PubCo warrants, which, beginning 30 days following the Closing, may be exercised for 12,224,134 shares of Class A Common Stock. Sponsor is managed by affiliates of Apollo. AP Caps II Holdings GP, LLC (“Holdings GP”) is the general partner of Sponsor. Apollo Principal Holdings III, L.P. (“Principal III”) is the sole member of Holdings GP. Apollo Principal Holdings III GP, Ltd. (“Principal III GP”) serves as the general partner of Principal III. Messrs. Marc Rowan, Scott Kleinman and James Zelter are the directors of Principal III GP and as such may be deemed to have voting and dispositive control of the securities held of record by Sponsor. The address of Sponsor, Holdings GP, Principal III and Principal III GP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(7)	Based solely upon the Schedule 13G filed with the SEC on February 14, 2022 by Marshall Wace LLP. The business address of Marshall Wace LLP is George House, 131 Sloane Street, London, SW1X 9AT, UK.

(8)	Based solely upon the Schedule 13G/A filed with the SEC on May 2, 2022 by Empyrean Capital Overseas Master Fund, Ltd., Empyrean Capital Partners, LP and Amos Meron, each of which shares voting and dispositive power with respect to the reported shares shown above. The business address of such parties is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(9)	Based solely upon the Schedule 13G filed with the SEC on February 15, 2022 by Bank of Montreal. The business address of Bank of Montreal is 100 King Street West, 21st Floor, Toronto, M5X 1A1, Ontario, Canada.

(10)	Shares consist of vested and unvested PubCo MIP Options that are exercisable within 60 days from the date of this Current Report on Form 8-K.

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination” beginning on page 344, and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination – Independence of the PubCo Board” beginning on page 346, and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the board of directors immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management Following the Business Combination – Board Committees” beginning on page 348, and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Legacy GBT before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “GBT’s Director and Executive Compensation” beginning on page 334, and that information is incorporated herein by reference.

At the Shareholder Meeting, the APSG shareholders approved the 2022 Plan. The description of the 2022 Plan is set forth in the Proxy Statement/Prospectus section entitled “The Equity Incentive Plan Proposal” beginning on page 220, which is incorporated herein by reference. The disclosure set forth under the heading “PubCo Equity Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Shareholder Meeting, the APSG shareholders approved the ESPP. The description of the ESPP is set forth in the Proxy Statement/Prospectus section entitled “The ESPP Proposal” beginning on page 229, which is incorporated herein by reference. The disclosure set forth under the heading “PubCo ESPP” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of Legacy GBT and of APSG before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the sections titled “GBT’s Director and Executive Compensation” on page 334 and “Information About APSG” on page 260, respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” beginning on page 356, and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information about APSG – Legal Proceedings” on page 261 and “Information about GBT – Legal Proceedings” on page 292, and that information is incorporated herein by reference.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

As of the Closing Date, there were approximately 18 registered holders of our Class A Common Stock.

Our Class A Common Stock and public warrants began trading on NYSE under the ticker symbols “GBTG” and “GBTG.WS,” respectively, on May 31, 2022.

We have not paid any cash dividends on shares of our Class A Common Stock to date. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Because PubCo is a holding company and has no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries. In addition, our ability to pay dividends will be limited by covenants in its existing indebtedness and may be limited by the agreements governing other indebtedness that it or its subsidiaries incur in the future.

Recent Sales of Unregistered Securities

The disclosure set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Description of Company’s Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of PubCo Securities” beginning on page 367, and that information is incorporated herein by reference.

Immediately following the Closing, the authorized capital stock of the Company included (a) 3,000,000,000 shares of Class A Common Stock, (b) 3,000,000,000 shares of Class B Common Stock, (c) 20,420,250 shares of Class X Common Stock and (d) 6,010,000,000 shares of Preferred Stock.

Indemnification of Officers and Directors

PubCo entered into indemnification agreements with each of its directors and executive officers on May 27, 2022 to indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

PIPE Investment

As disclosed above, in connection with the Transactions and immediately prior to the Closing, a total of 32,350,000 shares of Class A Common Stock were issued for $323,500,000 in cash pursuant to the PIPE Subscription Agreements in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Pursuant to the PIPE Subscription Agreements, PubCo is required to submit or file with the SEC, within (i) 30 calendar days after the Closing or (ii) 90 calendar days following PubCo’s most recent fiscal year end if audited financials for the year ended December 31, 2021 are required to be included, a registration statement on Form S-1 or Form S-3, as applicable (“Shelf”), covering the resale of the Class A Common Stock issued pursuant to the PIPE Subscription Agreements and to use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days (or 90 calendar days if the SEC notifies PubCo that it will “review” the Shelf) after the filing thereof and (ii) the 10th business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf will not be “reviewed” or will not be subject to further review.

Other Subscriptions and Distributions

The information set forth in Item 1.01 in the section entitled “Subscriptions and Distributions” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. In connection with the Closing, the Company issued 394,448,481 shares of Class B Common Stock to the Continuing JerseyCo Owners.

B Ordinary Share Exchange

The information set forth in Item 1.01 in the section entitled “Exchange Agreement” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Also, as disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), PubCo is the successor issuer to APSG and has succeeded to the attributes of APSG as the registrant. In addition, the shares of our Class A Common Stock, as the successor to APSG, are deemed to be registered under Section 12(b) of the Exchange Act.

The Class A Common Stock and PubCo warrants are listed on the NYSE under the symbols “GBTG” and “GBTG.WS,” respectively.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth under the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officers and Directors

In connection with the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, the executive officers of APSG ceased serving in such capacity, and Sanjay Patel, Scott Kleinman, Jennifer Fleiss, Mitch Garber and James H. Simmons III ceased serving on APSG’s board of directors.

Effective as of the consummation of the Business Combination, Paul Abbott, Eric Hart and Kathleen Winters were appointed as Class I directors, James P. Bush, Richard Petrino, Mohammed Saif S.S. Al-Sowaidi and Susan Ward were appointed as Class II directors and Gloria Guevara Manzo, Raymond Donald Joabar, Michael Gregory (Greg) O’Hara and Itai Wallach were appointed as Class III directors, each to serve until the end of their respective terms and until their successors are elected and qualified.

Effective as of the consummation of the Business Combination, Paul Abbot was appointed as PubCo’s Chief Executive Officer, Andrew George Crawley was appointed as PubCo’s Chief Commercial Officer, Martine Gerow was appointed as PubCo’s Chief Financial Officer and Christopher Van Vliet was appointed as PubCo’s Chief Accounting Officer.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Management Following the Business Combination” beginning on page 344 for biographical information about each of the Company’s directors and executive officers following the Business Combination, which is incorporated herein by reference.

Christopher Van Vliet served as the Controller of Legacy GBT since April, 2015, responsible for the controllership and financial reporting activities, including oversight of accounting policies, internal controls, treasury, and corporate accounting transactions. Mr. Van Vliet was appointed Controller of PubCo, which is PubCo’s principal accounting officer, at the Closing. Prior to joining Legacy GBT in 2015, Mr. Van Vliet served as Assistant Controller at Travelport where he led the accounting team through the Travelport IPO in 2014.  He has also held various positions within the SEC Reporting teams at Avis Budget and Cendant Corporation.  Mr. Van Vliet began his career as an auditor at Deloitte in New York City. Mr. Van Vliet received his B.A in accounting and MBA from the State University of New York at Buffalo.

A description of the compensation of the named executive officers and directors of Legacy GBT before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “GBT’s Director and Executive Compensation” beginning on page 334, and that information is incorporated herein by reference.

Employment Agreements with Our Named Executive Officers

Legacy GBT entered into an employment agreement with Paul Abbott dated June 5, 2020. The employment agreement will remain in effect unless terminated by either party upon 26 weeks’ notice by Mr. Abbott or 52 weeks’ notice by us, or upon an earlier termination due to breach of the agreement by Mr. Abbott.

Legacy GBT entered into an employment agreement with Andrew Crawley dated November 26, 2019, in connection with Mr. Crawley’s assumption of the role of Chief Commercial Officer on April 1, 2020. The employment agreement will remain in effect unless terminated by either party upon 26 weeks’ notice, or upon an earlier termination due to breach of the agreement by Mr. Crawley.

Legacy GBT entered into an employment letter with Michael Qualantone, effective April 1, 2019, that provides for at-will employment with GBT US LLC.

A description of the employment agreements entered into with our named executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “GBT’s Director and Executive Compensation – Employment Agreements with Our Named Executive Officers” beginning on page 336, and that information is incorporated herein by reference. The foregoing description of the employment agreements is qualified in its entirety by reference to the text of the plans and the form of award agreements thereunder attached hereto as Exhibits 10.10 through 10.12.

Severance Protection Agreements and Amendments with Our Named Executive Officers

Prior to Closing, Legacy GBT entered into severance protection agreements and amendments with certain of our executive officers, including our named executive officers, that became effective upon the Closing and which provide for certain severance payments and benefits if the executive’s employment is terminated by PubCo or its applicable affiliate without cause or due to the executive’s disability (and not due to death) or if the executive resigns employment for good reason (in either case, a “qualifying termination”).

A description of the severance protection agreements and amendments entered into with our named executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “Interests of GBT’s Directors and Executive Officers in the Business Combination – Severance Protection Agreements and Amendments with Executive Officers of GBT” beginning on page 208, and that information is incorporated herein by reference. The foregoing description of the severance protection agreements and amendments is qualified in its entirety by reference to the text of the plans and the form of award agreements thereunder attached hereto as Exhibits 10.13 through 10.15.

Executive Long-Term Cash Incentive Plans

Legacy GBT has granted long-term cash incentive awards to certain of our executive officers, including our named executive officers, under each of the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan and the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan. A description of the long-term cash incentive awards granted to our named executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “Interests of GBT’s Directors and Executive Officers in the Business Combination – GBT JerseyCo Limited 2021 Executive Long-Term Incentive Plan” beginning on page 207 and the section “GBT’s Director and Executive Compensation – GBT JerseyCo Limited 2020 Long-Term Incentive Plan” beginning on page 340, and that information is incorporated herein by reference. The foregoing description of the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan and the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan is qualified in its entirety by reference to the text of the plans and the form of award agreements thereunder attached hereto as Exhibits 10.21 through 10.26.

Amended & Restated Global Business Travel Group, Inc. Management Incentive Plan

Upon the Closing, PubCo adopted the Amended & Restated Global Business Travel Group, Inc. Management Incentive Plan (the “PubCo MIP”) which supersedes the predecessor the Legacy GBT Management Incentive Plan, as amended and restated on December 2, 2021 (the “Legacy GBT MIP”). A description of the Legacy MIP is set forth in the Proxy Statement/Prospectus in the section titled “Interests of GBT’s Directors and Executive Officers in the Business Combination – GBT JerseyCo Limited Amended & Restated Management Incentive Plan” beginning on page 205. Pursuant to the terms of the Legacy GBT MIP, all options granted under the Legacy GBT MIP that were outstanding at the Closing were converted into options to purchase shares of Common Stock of PubCo (“PubCo MIP Options”) and were treated as if they were originally granted under the PubCo MIP. Generally, the vesting and forfeiture terms of the PubCo MIP Options held by executive officers of GBT continue to be the same as provided under the Legacy GBT MIP, as described below.

Under the PubCo MIP, all unexercised PubCo MIP Options, whether vested or unvested, expire on the tenth anniversary of their grant date, unless earlier cancelled, such as in connection with a termination of employment. PubCo MIP Options granted to our executive officers in December 2021 vest one-third annually over a three-year period and all other PubCo MIP Options generally vest annually at the rate of 20% per year, in each case, generally subject to continued service on the applicable vesting date.

Upon a termination of employment by PubCo or its affiliates without cause or a resignation for good reason by the participant (in each case, other than in connection with a change in control), the portion of PubCo MIP Options held by our executive officers that was granted in December 2021 and that is then outstanding and was scheduled to vest during the period the participant is entitled to receive severance payments or benefits under any employment or severance agreement with PubCo or its affiliates as a result of a termination by PubCo or its affiliates without cause or a resignation for good reason (the “severance period”) will continue to vest on the applicable vesting date during the severance period. Upon a termination of employment due to death, all outstanding and unvested PubCo MIP Options held by our executive officers that were granted in December 2021 will immediately vest in full. Upon a termination of employment due to retirement or disability, the portion of PubCo MIP Options held by our executive officers that was granted in December 2021 and that is then outstanding and was scheduled to vest on the next anniversary of the grant date immediately following such termination due to disability or retirement will vest in full on such scheduled vesting date.

The portion of the PubCo MIP Options held by our executive officers that was granted in December 2021 and that is or becomes vested and exercisable as of or after the date of a termination of employment by PubCo or its affiliates without cause, due to death or disability, resignation for good reason or due to retirement (in each case, other than in connection with a change of control) will remain exercisable until the earlier of (i) the later of the eighteen month anniversary of the Business Combination and the date that is one year after the date of termination of employment (or in the case of a termination without cause or resignation for good reason, one year after the last day of the participant’s severance period (which period may be longer in the event of certain corporate transactions)) and (ii) the tenth anniversary of the applicable grant date, in each case, subject to earlier termination in accordance with the terms of the PubCo MIP and the applicable award agreement; provided, however, that if such termination of employment occurs prior to the six month anniversary of the Business Combination, then no portion of such PubCo MIP Option held by our executive officers will become exercisable (even if vested) before the first date immediately following the six month anniversary of such Business Combination. In the event that the participant incurs (a) a termination of employment by PubCo or its affiliates without cause within 60 days before, or within 18 months after, a change in control of PubCo or its affiliates or (b) a termination of employment as the result of participant’s death or disability or by the participant for good reason, in each case, within 18 months after a change in control of PubCo or its affiliates, then in each such case, the portion of the PubCo MIP Option granted in December 2021 that is then outstanding and unvested will immediately become vested and exercisable (or in the case that a change in control occurs after such eligible termination of employment, will become vested and exercisable upon the occurrence of the change in control) and such PubCo MIP Option will remain exercisable until the earlier of (x) the first anniversary of such termination of employment and (y) the tenth anniversary of the applicable grant date.

With respect to all PubCo MIP Options granted to our executive officers prior to December 2021, (i) upon a termination of employment without cause (other than within 12 months after a change in control), the unvested portion of the PubCo MIP Option will continue to vest for six months after such termination (PubCo MIP Options that become so vested remain exercisable for 90 days following the applicable vesting date, but not beyond the tenth anniversary of the applicable grant date), (ii) upon a termination of employment due to death or disability, the unvested portion of the PubCo MIP Option will continue to vest for one year after such termination (PubCo MIP Options that become so vested remain exercisable for one year following the applicable vesting date, but not beyond the tenth anniversary of the applicable grant date) and (iii) upon a termination of employment without cause or for good reason, in each case, within 12 months after a change in control, the PubCo MIP Option will vest in full and remain exercisable until the tenth anniversary of the applicable grant date. Any such PubCo MIP Options that were vested as of such termination of employment will remain exercisable for 90 days following a termination without cause and for 12 months following a termination due to death or disability, but in no event beyond the tenth anniversary of the applicable grant date.

“Change in Control” under the PubCo MIP continues to have the same meaning as under the predecessor Legacy GBT MIP. For avoidance of doubt, the Business Combination will not constitute a change in control under the PubCo MIP.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the PubCo MIP and the form award agreements attached hereto as Exhibits 10.16 through 10.20.

PubCo 2022 Equity Incentive Plan

The disclosure set forth under the heading “PubCo 2022 Equity Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

PubCo ESPP

The disclosure set forth under the heading “PubCo ESPP” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the change of APSG’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, immediately prior to the Business Combination, APSG filed the Certificate of Incorporation of PubCo, and the Certificate of Designations for the Class A-1 Preferred Stock and the Certificate of Designations for the Class B-1 Preferred Stock (collectively, the “PubCo Delaware Certificate”) with the secretary of state of the State of Delaware and adopted the Bylaws of PubCo (“PubCo Delaware Bylaws”). The material terms of the PubCo Delaware Certificate and the PubCo Delaware Bylaws are described in the Proxy Statement/Prospectus in the sections entitled “The Amendment Proposal” beginning on page 127, “The Unbundling Precatory Proposals” beginning on page 129, “Comparison of Corporate Governance and Shareholder Rights” beginning on page 364 and “Description of PubCo’s Securities” beginning on page 367, each of which is incorporated by reference herein.

The foregoing description of the PubCo Delaware Certificate and the PubCo Delaware Bylaws does not purport to be complete and is qualified in its entirety by the terms and conditions of the PubCo Delaware Certificate and the PubCo Delaware Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in Proxy Statement/Prospectus in the sections titled “The Business Combination Proposal” beginning on page 144, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated financial statements of Legacy GBT as of December 31, 2021 and 2020 and for each of the years in the three year period ended December 31, 2021, and the related notes and report of independent registered public accounting firm thereto, are set forth in the Proxy Statement/Prospectus beginning on page F-28 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Legacy GBT as of March 31, 2022 and for the three months ended March 31, 2022 and March 31, 2021, and the related notes thereto are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

The audited consolidated financial statements of APSG as of and for the years ended December 31, 2021 and 2020, and the related notes and report of independent registered public accounting firm thereto, are set forth in the Proxy Statement/Prospectus beginning on page F-3 and are incorporated herein by reference.

The disclosure contained in (a) the Proxy Statement/Prospectus in the section titled “GBT’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 298 and (b) Management Discussion and Analysis of Financial Condition and Results of Operations of Legacy GBT as of and for the three months ended March 31, 2022, and the related notes thereto are attached hereto as Exhibit 99.2 and, in each case, are incorporated herein by reference.

The unaudited condensed consolidated financial statements of APSG as of and for the three months ended March 31, 2022 are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(b)	Pro forma financial information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

(c)	Exhibits.

Exhibit Number	Description
2.1	Business Combination Agreement, dated as of December 2, 2021, by and between Apollo Strategic Growth Capital and GBT JerseyCo Limited (incorporated by reference to Exhibit 2.1 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
3.1	Form of Certificate of Incorporation of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.2 to APSG’s current report on Form 8-K filed with the SEC on October 6, 2020).
3.2	Form of Bylaws of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.3 to APSG’s current report on Form 8-K filed with the SEC on October 6, 2020)
4.1	Warrant Agreement, dated October 1, 2020, between Apollo Strategic Growth Capital and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to APSG’s current report on Form 8-K filed with the SEC on October 6, 2020).
10.1	Form of PubCo Subscribed Ordinary Shares Subscription Agreement (incorporated by reference to Exhibit 10.1 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.2	Form of PubCo Class B Common Stock Subscription Agreement (incorporated by reference to Exhibit 10.2 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.3	Form of PubCo Class B Common Stock Distribution Agreement, by and among GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and EG Corporate Travel Holdings LLC (incorporated by reference to Exhibit 10.11 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.4	Form of Amended & Restated Registration Rights Agreement entered into by and among Global Business Travel Group, Inc., APSG Sponsor, L.P. and the other parties thereto (incorporated by reference to Exhibit 10.10 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.5	Form of Exchange Agreement, by and among Global Business Travel Group, Inc., GBT JerseyCo Limited and equityholders of GBT JerseyCo Limited (incorporated by reference to Exhibit 10.7 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.6^	Form of Shareholders Agreement by and among by and among Global Business Travel Group, Inc., GBT JerseyCo Limited, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors (SPC) Limited and EG Corporate Travel Holdings LLC (incorporated by reference to Exhibit 10.4 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.7	Sponsor Side Letter Amendment, dated May 28, 2022, by and among the Sponsor, the Insiders, APSG and Legacy GBT.
10.8	Global Business Travel Group, Inc. 2022 Equity Incentive Plan.

10.9	Global Business Travel Group, Inc. Employee Stock Purchase Plan.
10.10	Employment Agreement, dated April 1, 2019, by and between GBT US LLC and Michael Qualantone (incorporated by reference to Exhibit 10.20 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.11	Employment Contract, dated November 26, 2019, by and between GBT Travel Services UK Limited and Andrew Crawley (incorporated by reference to Exhibit 10.21 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.12	Service Agreement, dated June 5, 2020, by and between GBT Travel Services UK Limited and Paul Abbott (incorporated by reference to Exhibit 10.22 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.13	Supplemental Severance Agreement, dated November 2, 2021, by and between GBT US LLC and Michael Qualantone (incorporated by reference to Exhibit 10.23 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.14	Supplemental Severance Agreement, dated December 2, 2021, by and between GBT Travel Services UK Limited and Andrew Crawley (incorporated by reference to Exhibit 10.24 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.15	Supplemental Severance Agreement, dated December 7, 2021, by and between GBT Travel Services UK Limited and Paul Abbott (incorporated by reference to Exhibit 10.25 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.16	Global Business Travel Group, Inc., Management Incentive Plan, amended and restated as of May 27, 2022.
10.17	Form of Time Based Option Award Agreement under the Global Business Travel Group, Inc., Management Incentive Plan.
10.18	Form of Time-Based Option Grant Agreement (United Kingdom) under the GBT JerseyCo Limited Amended and Restated Management Incentive Plan (incorporated by reference to Exhibit 10.34 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.19	Form of Time-Based Option Grant Agreement (United States) under the GBT JerseyCo Limited Amended and Restated Management Incentive Plan (incorporated by reference to Exhibit 10.35 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.20	Form of Time-Based Option Grant Agreement under the GBT JerseyCo Limited Management Incentive Plan (incorporated by reference to Exhibit 10.36 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.21	GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan, effective as of November 5, 2021 (incorporated by reference to Exhibit 10.37 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.22	Form of Award Agreement (United Kingdom) under the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.38 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.23	Form of Award Agreement (United States) under the GBT JerseyCo Limited 2021 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.39 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.24	GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan, effective as of November 5, 2020 (incorporated by reference to Exhibit 10.40 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.25	Form of Award Agreement (United Kingdom) under the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.41 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.26	Form of Award Agreement (United States) under the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan (incorporated by reference to Exhibit 10.42 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.27^†	Form of Amended and Restated Trademark License Agreement, dated May 27, 2022, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited and, solely for the purposes of specified sections therein, GBT JerseyCo Limited, GBT US LLC, GBT III B.V. and Global Business Travel Group, Inc. (incorporated by reference to Exhibit 10.26 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).

10.28^†	Form of Consumer Services Operating Agreement, dated as of June 30, 2014, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited (as assignee of GBT III B.V.), as amended (incorporated by reference to Exhibit 10.27 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.28.1^†	Form of First Amendment to Consumer Services Operating Agreement, dated as of December 31, 2015, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.27.1 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.28.2^†	Form of Second Amendment to Consumer Services Operating Agreement, dated as of July 24, 2017, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.27.2 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.28.3	Form of Third Amendment to Consumer Services Operating Agreement, dated as of November 19, 2019, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.27.3 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.28.4^†	Form of Fourth Amendment to Consumer Services Operating Agreement, by and between American Express Travel Related Services Company, BT Inc. and G Travel Services UK Limited (as assignee of GBT III B.V.) (incorporated by reference to Exhibit 10.27.4 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.29^†	Form of Global Corporate Payments Operating Agreement, dated as of June 30, 2014, by and between American Express Travel Related Services Company, Inc., and GBT III B.V (incorporated by reference to Exhibit 10.28 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.29.1^†	Form of First Amendment to Global Commercial Services Operating Agreement, by and between American Express Travel Related Services Company, Inc., GBT III B.V. and GBT Travel Services UK Limited (incorporated by reference to Exhibit 10.28.1 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30^†	Form of Travel & Lifestyle Services Operating Agreement, dated as of June 30, 2014, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited (as assignee of GBT III B.V.), as amended (incorporated by reference to Exhibit 10.29 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.30.1^	Form of First Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of January 1, 2015, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.1 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30.2	Form of Second Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of December 31, 2018, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.2 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30.3	Form of Third Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of March 29, 2019, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.3 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30.4	Form of Fourth Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of April 29, 2019, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.4 of APSG’s Registration Statement on Form S-4/A (Reg. No. 333-261820) filed with the SEC on March 22, 2022).
10.30.5^†	Form of Fifth Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of January 1, 2020, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.5 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).

10.30.6^†	Form of Sixth Amendment to the Travel & Lifestyle Services Operating Agreement, dated as of March 21, 2020, by and between American Express Travel Related Services Company, Inc. and GBT III B.V (incorporated by reference to Exhibit 10.29.6 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
10.30.7^†	Form of Seventh Amendment to Travel & Lifestyle Services Operating Agreement, dated as of May 27, 2022, by and between American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited (as assignee of GBT III B.V.) (incorporated by reference to Exhibit 10.29.7 of APSG’s Registration Statement on Form S-4 (Reg. No. 333-261820), filed with the SEC on December 21, 2021).
21.1	List of Subsidiaries.
99.1	The unaudited condensed consolidated financial statements of Legacy GBT as of March 31, 2022 and for the three months ended March 31, 2022 and March 31, 2021.
99.2	Management Discussion and Analysis of Financial Condition and Results of Operations of Legacy GBT as of and for the three months ended March 31, 2022
99.3	The unaudited condensed consolidated financial statements of APSG as of March 31, 2022 and for the three months ended March 31, 2022 (incorporated by reference to APSG’s Form 10-Q, filed with the SEC on May 9, 2022).
99.4	Unaudited Pro Forma Condensed Combined Financial Information of APSG and Legacy GBT as of and for the three months ended March 31, 2022 and the year ended December 31, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the exhibits and schedule to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

^	Certain portions of these Exhibits have been omitted in accordance with Regulation S-K Item 601 because they are both (i) not material to investors and (ii) the type of information that the Registrant customarily and actually treats as private or confidential, and have been marked with ‘‘[***]’’ to indicate where omissions have been made. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Business Travel Group, Inc.

	By:	/s/ Eric J. Bock
		Name:	Eric J. Bock
		Title:	Chief Legal Officer, Global Head of M&A and Corporate Secretary

Date: June 3, 2022